Morgan Stanley Intermediate Income Securities
                     Item 77(o) 10f-3 Transactions
                  April 1, 2002 - September 30, 2002


Security Date of    Price    Shares  %of     Total         Purcha   Broker
         Purchase   Of       Purcha  Assets  Issued        sed
                    Shares   sed                           By
                                                           Fund
Cox      09/17/02   $99.26   135,00  0.10%   $992,630,000  0.014%   Salomo
Communic                     0                                      n
ations                                                              Smith
                                                                    Barney
Safeway  08/07/02   $99.88   80,000  0.07%   $800,000,000  0.010%   Salomo
                                                                    n
                                                                    Smith
                                                                    Barney